Exhibit 1

Joint Filing Agreement

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: July 28, 2021

NB ALTERNATIVES ADVISERS LLC

By:	/s/ Christian Neira
Name:	Christian Neira
Title:	Managing Director

NB CROSSROADS XX – MC HOLDINGS LP

By:	/s/ Jacquelyn Wang
Name:	Jacquelyn Wang
Title:	Authorized Signatory

NB CROSSROADS XXI – MC HOLDINGS LP

By:	/s/ Jacquelyn Wang
Name:	Jacquelyn Wang
Title:	Authorized Signatory

NB – IOWA’S PUBLIC UNIVERSITIES LP

By:	/s/ Jacquelyn Wang
Name:	Jacquelyn Wang
Title:	Authorized Signatory

NB PEP HOLDINGS LIMITED

By:	/s/ Christian Neira
Name:	Christian Neira
Title:	Authorized Signatory

NB RP CO-INVESTMENT & SECONDARY FUND LLC

By:	/s/ Jacquelyn Wang
Name:	Jacquelyn Wang
Title:	Authorized Signatory

NB SONORAN FUND LIMITED PARTNERSHIP

By:	/s/ Jacquelyn Wang
Name:	Jacquelyn Wang
Title:	Authorized Signatory

NB STRATEGIC CO-INVESTMENT PARTNERS II HOLDINGS LP

By:	/s/ Jacquelyn Wang
Name:	Jacquelyn Wang
Title:	Authorized Signatory

NB WILDCATS FUND LP

By:	/s/ Jacquelyn Wang
Name:	Jacquelyn Wang
Title:	Authorized Signatory

NEUBERGER BERMAN INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

By:	/s/ Jacquelyn Wang
Name:	Jacquelyn Wang
Title:	Authorized Signatory

TFL TRUSTEE COMPANY LIMITED AS TRUSTEE OF THE TFL PENSION FUND

By:	/s/ Jacquelyn Wang
Name:	Jacquelyn Wang
Title:	Authorized Signatory